UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2020
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THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Marcus Avenue, Lake Success, NY 11042
(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 587-5000
Former name or former address, if changed since last report: N/A

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HAIN	NASDAQ Global Select Market

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 24, 2020, The Hain Celestial Group, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders. The matters voted upon and the voting results are set forth below.

Proposal No. 1 – Election of Directors

The following eight director nominees were elected to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified, based upon the following vote:

	For	Against	Abstain	Broker Non-Votes
Richard A. Beck	84,085,496	476,650	108,456	5,489,784
Celeste A. Clark, Ph.D.	84,125,717	489,366	55,519	5,489,784
Dean Hollis	83,968,502	593,854	108,246	5,489,784
Shervin J. Korangy	83,623,353	937,998	109,251	5,489,784
Mark L. Schiller	84,306,263	256,326	108,013	5,489,784
Michael B. Sims	83,885,719	675,877	109,006	5,489,784
Glenn W. Welling	83,847,330	712,918	110,354	5,489,784
Dawn M. Zier	82,924,913	1,688,271	57,418	5,489,784

Proposal No. 2 – Advisory Vote to Approve Named Executive Officer Compensation

The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers for the fiscal year ended June 30, 2020 was approved based upon the following vote:

For	Against	Abstain	Broker Non-Votes
81,194,685	3,234,867	241,050	5,489,784

Proposal No. 3 – Ratification of Appointment of Registered Independent Accountants

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s registered independent accountants for the fiscal year ending June 30, 2021 was approved based upon the following vote:

For	Against	Abstain	Broker Non-Votes
87,160,635	2,924,444	75,307	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2020

THE HAIN CELESTIAL GROUP, INC.

By:	/s/ Kristy Meringolo
Name:	Kristy Meringolo
Title:	Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer